Exhibit 10.14

FIRST AMENDMENT TO

QUESTAR CORPORATION

DEFERRED COMPENSATION WRAP PLAN

THIS FIRST AMENDMENT TO QUESTAR CORPORATION DEFERRED COMPENSATION WRAP PLAN (this “First Amendment”), made as of June 12, 2010,  is made and adopted by Questar Corporation, a Utah corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Questar Corporation Deferred Compensation Wrap Plan, as amended and restated effective October 28, 2008 (the “Plan”);

WHEREAS, pursuant to Article 9 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended as follows:

1.

The following new Section 5.4 shall be added to the Questar Corporation Deferred Compensation Program, a component Program of the Plan:

“5.4

Adjustments Relating to Spin-Off of QEP Resources, Inc.  Notwithstanding any other provision herein, the following additional provisions shall apply to any portion of a Participant’s Deferred Compensation Sub-Account that is deemed to be invested in the Common Stock Option immediately prior to the ‘Distribution Date’ (as such term is defined in that certain Separation and Distribution Agreement, by and between the Company and QEP Resources, Inc. (‘QEP’), dated as of June 14, 2010) (the ‘Separation Agreement’)):

(a)

QEP Common Stock Fund.  Any portion of a Participant’s Deferred Compensation Sub-Account that is deemed to be invested in the Common Stock Option will be converted, as of the Distribution Date, into phantom shares of Common Stock and phantom shares of QEP common stock, and reallocated as follows:

(i)

The number of phantom shares of Common Stock and QEP common stock shall be equal to the number of shares of Common Stock and QEP common stock to which the Participant would have been entitled on the Distribution Date had the phantom shares of Common Stock held in the Common Stock Option represented actual shares of Common Stock as of the Record Date, the resulting number of phantom shares of QEP common stock being rounded down to the nearest whole unit.

(ii)

The resulting number of phantom shares of QEP common stock pursuant to paragraph (i) above shall automatically be transferred from the Common Stock

Option and credited to the ‘QEP Common Stock Fund’ (defined as an investment alternative that accounts for funds as if invested in shares of QEP common stock with the applicable sub-account credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of QEP common stock had been made, with such dividends accounted for as if invested in QEP common stock as of the payable date for such dividends).  Following the Distribution Date, each Participant shall reallocate all amounts deemed invested in the QEP Common Stock Fund into either the Common Stock Option or the Treasury Note Option no later than December 31, 2011; provided, that any amounts that remain deemed invested in the QEP Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Common Stock Option as of such date.  In no event shall any deemed investment allocations be permitted into the QEP Common Stock Fund on or after the Distribution Date.

(iii)

The Common Stock Option shall be adjusted to reflect the resulting number of phantom shares of Common Stock pursuant to paragraph (i) above.

Capitalized terms used in this Section 5.4 that are not defined in this Deferred Compensation Program or the Plan shall have the meaning set forth in that certain Employee Matters Agreement, by and between Questar Corporation and the Company, dated as of June 14, 2010).”

2.

The following new Section 5.4 shall be added to the Questar Corporation 401(k) Supplemental Program, a component Program of the Plan:

“5.4

Adjustments Relating to Spin-Off of QEP Resources, Inc.  Notwithstanding any other provision herein, the following additional provisions shall apply to any portion of a Participant’s Account that is deemed to be invested in Common Stock pursuant to Section 5.3 (the ‘Company Common Stock Fund’) immediately prior to the ‘Distribution Date’ (as such term is defined in that certain Separation and Distribution Agreement, by and between the Company and QEP Resources, Inc. (‘QEP’), dated as of June 14, 2010) (the ‘Separation Agreement’)):

(a)

QEP Common Stock Fund.  Any portion of a Participant’s Account that is held in the Company Common Stock Fund will be converted, as of the Distribution Date, into phantom shares of Common Stock and phantom shares of QEP common stock and reallocated as follows:

(i)

The number of phantom shares of Common Stock and QEP common stock shall be equal to the number of shares of Common Stock and QEP common stock to which the Participant would have been entitled on the Distribution Date had the phantom shares of Common Stock held in the Company Common Stock Fund represented actual shares of Common Stock as of the Record Date, the resulting number of phantom shares of QEP common stock being rounded down to the nearest whole unit.

(ii)

The resulting number of phantom shares of QEP common stock pursuant to paragraph (i) above shall automatically be transferred from the Company Common Stock Fund and credited to the ‘QEP Common Stock Fund’ (defined as an investment alternative that accounts for funds as if invested in shares of QEP common stock with the applicable sub-account credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of QEP common stock had been made, with such dividends accounted for as if invested in QEP common stock as of the payable date for such dividends).  Following the Distribution Date, each Participant shall reallocate all amounts deemed invested in the QEP Common Stock Fund into the Company Common Stock Fund no later than December 31, 2011; provided, that any amounts that remain deemed invested in the QEP Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Company Common Stock Fund as of such date.  In no event shall any deemed investment allocations be permitted into the QEP Common Stock Fund on or after the Distribution Date.

(iii)

The Company Common Stock Fund shall be adjusted to reflect the resulting number of phantom shares of Common Stock pursuant to paragraph (i) above.

Capitalized terms used in this Section 5.4 that are not defined in this 401(k) Supplemental Program or the Plan shall have the meaning set forth in that certain Employee Matters Agreement, by and between the Company and QEP, dated as of June 14, 2010).”

3.

This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.

All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment to the Questar Corporation Deferred Compensation Wrap Plan was duly adopted by the Board of Directors of Questar Corporation as of June 12, 2010.

Executed on this _____ day of _________, 2010.

By: __________________________________

Keith O. Rattie

Chairman, President and Chief Executive Officer

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